                              MIDLANTIC BANK, N.A.
                               499 Thornall Street
                            Edison, New Jersey 08818



                                                    Dated:  August 25, 1995



Mr. George S. Callas
c/o Broege Neumann & Fischer
Old Squan Plaza
25 Abe Vorhees Drive
Manasquan, New Jersey  08736

Dear Mr. Callas:

                  As you are aware, Midlantic Bank, N.A. (the "Bank") has entered into a letter agreement with you (the "Callas Agreement") dated June 27, 1994, pursuant to which the Bank granted you the right, among other things, to equal or exceed any offer received by the Bank to purchase the 4,876,354 shares of common stock (the "Stock") of Magnavision Corporation ("Magnavision") held by the Bank as collateral.

                  As you are also aware, the Bank entered into a letter agreement with Finial Investment Corporation ("FIC") dated June 23, 1995 (the "Finial Agreement") pursuant to which FIC agreed to purchase the Stock pursuant to the terms of the Finial Agreement.

                  Pursuant to the letter of our counsel, McManimon & Scotland, dated July 18, 1995, the Bank advised FIC and its principal that the Bank acknowledged the exercise of your option to purchase the Stock pursuant to the Callas Agreement and that the Bank considered your exercise thereof to be effective.

                  You have advised us that you have entered into a separate agreement with Magnavision pursuant to which you and/or Magnavision, directly or indirectly, will supply the Bank, on or before August 27, 1995, with the sum of $735,000 so as to consummate the purchase of the Stock (the "Closing"). As a result of the foregoing, you hereby authorize and direct the Bank to deliver appropriate certificates evidencing the Stock, together with any required endorsements thereon, or stock powers as may be appropriate to transfer the Stock to Magnavision, against receipt of the purchase price as described above, at the Closing.

                  In order to effectuate all of the foregoing you hereby authorize and direct the Bank to exclusively deal with Magnavision directly, for and on your behalf, to receive the certificates evidencing the Stock together with any other documents to be executed and delivered by the Bank which may be required to effectuate such transfer at the Closing.

                  In connection with the foregoing we understand that you have represented and warranted to Magnavision that at the Closing, you will, among other things, own the Stock free and clear of all liens, claims and encumbrances except for the rights of the Bank which will be extinguished in full upon the Closing. In this connection, the Bank represents and warrants to you and to Magnavision that (i) it has the power and authority to (a) enter into and perform the terms of the Callas Agreement (b) execute, deliver and perform the terms hereof and (c) deliver

                                      - 3 -
certificates evidencing the Stock as described above, (ii) other than the Callas Agreement and the Finial Agreement, it has not created, incurred or permitted to incur, any liens, claims or encumbrances with respect to the Stock from the date it has been in receipt or control over certificates evidencing same to the date of Closing, and (iii) upon delivery of the certificates evidencing the Stock to Magnavision as described above and receipt by the Bank of $735,000 representing the balance of the purchase price for the Stock, the rights of the Bank with respect thereto will be extinguished in full.

                  If the foregoing accurately represents our understanding with respect to the foregoing, kindly sign below where indicated. This document may be executed in one or more counterparts each of which, together with the other counterparts, shall constitute one entire document as if signed by all parties thereto.

                                             Sincerely,

                                             MIDLANTIC BANK, N.A.





                                             By: /s/
                                                ------------------------------



ACCEPTED AND AGREED:


  /s/ George S. Callas
- ------------------------------
   George S. Callas


MAGNAVISION CORPORATION



By: /s/ Nicholas Mastrorilli, Sr.
   ----------------------------------
   Nicholas Mastrorilli, Sr.
   President